Exhibit 99.1

SPANISH BROADCASTING SYSTEM, INC. REPORTS

RESULTS FOR THE FOURTH QUARTER AND FISCAL YEAR 2011

COCONUT GROVE, FLORIDA, March 30, 2012 – Spanish Broadcasting System, Inc. (the “Company” or “SBS”)

(NASDAQ: SBSA) today reported financial results for the fourth quarter and fiscal year ended December 31, 2011.

Financial Highlights

	Quarter Ended			Fiscal Year Ended
	December 31,		%	December 31,		%
(in thousands)	2011	2010	Change	2011	2010	Change
Net revenue:
Radio	$33,522	30,162	11%	$123,155	119,533	3%
Television	4,648	4,724	(2%)	17,829	16,589	7%

Consolidated	$38,170	34,886	9%	$140,984	136,122	4%

OIBDA, a non-GAAP measure*:
Radio	$14,671	13,942	5%	$57,030	55,461	3%
Television	(1,209)	(2,047)	41%	(5,960)	(8,287)	28%
Corporate	(1,657)	(2,372)	30%	(7,247)	(8,178)	11%

Consolidated	$11,805	9,523	24%	$43,823	38,996	12%

*	Please refer to the Non-GAAP Financial Measures section for a definition and reconciliation from a non-GAAP to GAAP financial measure.

Discussion and Results

“We made significant progress during 2011 in executing our plan and advancing our financial performance,” commented Raul Alarcón, Jr., Chairman and CEO. “Our results reflect the improving advertising climate and the strength of our diversified media assets in reaching the fast-growing Hispanic audience. We have improved the cash generation of our business considerably through a disciplined approach to cost management, even as we have continued to strategically invest in building our brands, expanding our content and supporting our digital platform. Given the positioning of our assets in the nation’s largest Hispanic markets and the ongoing robust growth of the Spanish speaking population, we remain very optimistic about our long-term outlook given the increasing need for advertisers to reach our audience.”

Quarter Results

For the quarter ended December 31, 2011, consolidated net revenue totaled $38.2 million compared to $34.9 million for the same prior year period, resulting in an increase of $3.3 million or 9%. Excluding cyclical political sales for the respective periods, consolidated net revenue totaled $38.1 million compared to $33.7 million for the same prior year period, resulting in an increase of $4.4 million or 13%. Our radio segment net revenue increased $3.4 million or 11%, primarily due to special events revenue, network sales and barter sales. The increase in special events revenue and network sales occurred in all of our markets. The increase in barter sales occurred in all of our markets, with the exception of our Los Angeles market. Our television segment net revenue decreased $0.1 million or 2%, primarily as a result of decreases in local spot sales and integrated sales, offset by increases in barter sales and other revenues.

OIBDA, a non-GAAP measure, totaled $11.8 million compared to $9.5 million for the same prior year period, representing an increase of $2.3 million or 24%. Our radio segment OIBDA increased $0.7 million or 5%, primarily due to the increase in net revenue of $3.4 million, offset by an increase of station operating expenses of $2.7 million. Radio station operating expenses increased mainly due to an increase in special events expenses. Our television segment OIBDA (loss) decreased $0.8 million or 41%, primarily due to the decrease in station operating expenses of $0.9 million, offset by a decrease in net revenue of $0.1 million. Television station operating expenses decreased primarily as a result of the terminations of the Puerto Rico and New York broadcasting rights agreements and their related fees. Our corporate expenses decreased by $0.7 million or 30%, primarily due to a decrease in compensation and benefits. Please refer to the Non-GAAP Financial Measures section for a definition and reconciliation from a non-GAAP to GAAP financial measure.

Operating income totaled $10.4 million compared to $7.0 million for the same prior year period, representing an increase of $3.4 million or 48%. This increase was primarily attributed to the increase in net revenues.

Fiscal Year Ended Results

For the year-end December 31, 2011, consolidated net revenue totaled $141.0 million compared to $136.1 million for the same prior year period, resulting in an increase of $4.9 million or 3.6%. Excluding cyclical political sales for the respective periods, consolidated net revenue totaled $140.2 million compared to $134.2 million for the same prior year period, resulting in an increase of $6.0 million or 4.5%. Our radio segment net revenue increased $3.6 million or 3%, primarily due to national sales, network sales, special event revenue, offset by a decrease in local sales. The increase in national sales occurred in our New York and Puerto Rico markets. The increase in network sales and special events revenue occurred in all of our markets. The decrease in local sales occurred in all of our markets, with the exception of our New York and Puerto Rico markets. Our television segment net revenue increased $1.3 million or 7%, primarily due to increases in national sales, barter sales, paid programming sales and other revenues, offset by a decrease in local spot sales and integrated sales.

OIBDA, a non-GAAP measure, totaled $43.8 million compared to $39.0 million for the same prior year period, representing an increase of $4.8 million or 12%. Our radio segment OIBDA increased $1.6 million or 3%, primarily due to the increase in net revenue of $3.6 million, offset by an increase of station operating expenses of $2.0 million. Radio station operating expenses increased mainly due to an increase in special events expenses, legal settlements, ratings expense and the allowance for doubtful accounts expense. Our television segment OIBDA (loss) decreased $2.3 million or 28%, primarily due to the increase in net revenue of $1.2 million and the decrease in station operating expenses of $1.1 million. Television station operating expenses decreased mainly due to the termination of the Puerto Rico and New York broadcasting rights agreements and their related fees. Our corporate expenses decreased by $0.9 million or 11%, primarily due to decreases in rent expense related to the subleases that we entered into in 2010 and compensation and benefits, offset by an increase in non-capitalized professional fees relating to the refinancing of our senior credit facility, which was completed in 2012. Please refer to the Non-GAAP Financial Measures section for a definition and reconciliation from a non-GAAP to GAAP financial measure.

Operating income totaled $38.2 million compared to $30.0 million for the same prior year period, representing an increase of $8.2 million or 28%. This increase was primarily attributed to the increase in net revenues and a decrease in impairment charges and restructuring costs.

Regain Compliance with NASDAQ Listing Standards

On September 15, 2011, we received a written deficiency notice (the “Notice”) from The NASDAQ Stock Market (“NASDAQ”) advising us that the market value of our Class A common stock for the previous 30 consecutive business days had been below the minimum $15,000,000 (“Market Value of Publicly Held Shares Requirement”) required for continued listing on the NASDAQ Global Market pursuant to NASDAQ Listing Rule 5450(b)(2)(C) (the “Rule”).

Pursuant to NASDAQ Listing Rule 5810(c)(3)(D), we were provided with an initial grace period of 180 calendar days, or until March 13, 2012, to regain compliance with the Rule. The Notice further provided that NASDAQ would provide us with written confirmation stating that we had achieved compliance with the Rule if, at any time before March 13, 2012, the market value of our publicly held shares closed at $15,000,000 or more for a minimum of 10 consecutive business days.

On February 13, 2012, we received notification from NASDAQ that we had regained compliance with the Market Value of Publicly Held Shares Requirement for a minimum of 10 consecutive business days as set forth in the Rule. Accordingly, we have regained compliance with the Rule and continue to be listed on the NASDAQ Global Market.

Debt Refinancing

On February 7, 2012 we closed our previously announced offering of $275 million in aggregate principal amount of 12.5% senior secured notes due 2017 (the “Notes”) at an issue price of 97% of the principal amount. The Notes were offered solely by means of a private placement either to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act, or to certain persons outside the United States pursuant to Regulation S under the Securities Act and are governed by an indenture, dated as of the same date, by and between the Company and Wilmington Trust, National Association, as trustee. We used the net proceeds from the offering, together with cash on hand, to repay and terminate the previously existing $350,000,000 first lien credit agreement, dated as of June 10, 2005, among the Company, the lenders from time to time party thereto, Merrill Lynch, Pierce Fenner & Smith, Inc., as syndication agent, Wachovia Bank, National Association, as documentation agent, and Lehman Commercial Paper Inc., as administrative agent, that was due June 10, 2012, and to pay the transaction costs related to the offering.

Fourth Quarter 2011 Conference Call

We will host a conference call to discuss our fourth quarter and year-end 2011 financial results on Friday, March 30, 2012 at 11:00 a.m. Eastern Time. To access the teleconference, please dial 412-317-6789 ten minutes prior to the start time.

If you cannot listen to the teleconference at its scheduled time, there will be a replay available through Friday, April 13, 2012 which can be accessed by dialing 877-344-7529 (U.S) or 412-317-0088 (Int’l), passcode: 10011962.

There will also be a live webcast of the teleconference, located on the investor portion of our corporate Web site, at www.spanishbroadcasting.com/webcasts.shtml . A seven day archived replay of the webcast will also be available at that link.

About Spanish Broadcasting System, Inc.

Spanish Broadcasting System, Inc. is the largest publicly traded Hispanic-controlled media and entertainment company in the United States. SBS owns and/or operates 21 radio stations located in the top U.S. Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, airing the Tropical, Mexican Regional, Spanish Adult Contemporary and Hurban format genres. The Company also owns and operates MegaTV, a television operation with over-the-air, cable and satellite distribution and affiliates throughout the U.S. and Puerto Rico. SBS also produces live concerts and events and operates www.LaMusica.com, a bilingual Spanish-English online site providing content related to Latin music, entertainment, news and culture. The Company’s corporate Web site can be accessed at www.spanishbroadcasting.com.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. Forward-looking statements, which are based upon certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. Factors that could cause actual results, events and developments to differ are included from time to time in the Company’s public reports filed with the Securities and Exchange Commission. All forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.

(Financial Table Follows)

Contacts:
Analysts and Investors	Analysts, Investors or Media
José I. Molina	Brad Edwards
Vice President of Finance	Brainerd Communicators, Inc.
(305) 441-6901	(212) 986-6667

Below are the Unaudited Condensed Consolidated Statements of Operations for the quarter and fiscal year ended December 31, 2011 and 2010.

	Quarter Ended December 31,		Fiscal Year Ended December 31,
Amounts in thousands, except per share amounts	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Net revenue	$38,170	34,886	$140,984	136,122
Station operating expenses	24,708	22,991	89,914	88,948
Corporate expenses	1,657	2,372	7,247	8,178
Depreciation and amortization	1,426	1,416	5,436	5,810
Loss (gain) on the disposal of assets, net	7	179	(10)	210
Impairment charges and restructuring costs	—	927	207	3,024

Operating income	10,372	7,001	38,190	29,952
Interest expense, net	(2,068)	(2,054)	(8,182)	(13,797)
Changes in fair value of derivative instrument	—	—	—	5,863

Income before income taxes	8,304	4,947	30,008	22,018
Income tax expense	2,146	1,586	6,306	6,976

Net income	6,158	3,361	23,702	15,042

Dividends on Series B preferred stock	(2,481)	(2,481)	(9,927)	(9,927)

Net income applicable to common stockholders	$3,677	880	$13,775	5,115

Net income per common share:
Basic	$0.51	0.12	$1.90	0.70

Diluted	$0.51	0.12	$1.89	0.70

Weighted average common shares outstanding:
Basic	7,267	7,264	7,267	7,261

Diluted	7,269	7,280	7,278	7,282

Non-GAAP Financial Measures

Operating Income (Loss) before Depreciation and Amortization, Loss (Gain) on the Disposal of Assets, net, and Impairment Charges and Restructuring Costs (“OIBDA”) is not a measure of performance or liquidity determined in accordance with GAAP in the United States. However, we believe that this measure is useful in evaluating our performance because it reflects a measure of performance for our stations before considering costs and expenses related to our capital structure and dispositions. This measure is widely used in the broadcast industry to evaluate a company’s operating performance and is used by us for internal budgeting purposes and to evaluate the performance of our stations, segments, management and consolidated operations. However, this measure should not be considered in isolation or as a substitute for Operating Income, Net Income, Cash Flows from Operating Activities or any other measure used in determining our operating performance or liquidity that is calculated in accordance with GAAP. In addition, because OIBDA is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures used by other companies.

Included below are tables that reconcile OIBDA to operating income (loss) for each segment and consolidated net income, which is the most directly comparable Generally Accepted Accounting Principles (GAAP) financial measure.

	Quarter Ended December 31, 2011
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$11,805	14,671	(1,209)	(1,657)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	1,426	557	740	129
Loss on the disosal of assets, net	7	1	6	—
Impairment charges and restructuring costs	—	—	—	—

Operating Income (Loss)	$10,372	14,113	(1,955)	(1,786)

	Quarter Ended December 31, 2010
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$9,523	13,942	(2,047)	(2,372)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	1,416	638	553	225
Loss on the disosal of assets, net	179	179	—	—
Impairment charges and restructuring costs	927	—	—	927

Operating Income (Loss)	$7,001	13,125	(2,600)	(3,524)

	Quarter Ended December 31,
	2011	2010
Operating Income	$10,372	7,001
Other (expense) income:
Interest expense, net	(2,068)	(2,054)
Changes in fair value of derivative instrument	—	—
Income before income taxes	8,304	4,947
Income tax expense	2,146	1,586

Net income	$6,158	3,361

	Fiscal Year Ended December 31, 2011
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$43,823	57,030	(5,960)	(7,247)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	5,436	2,267	2,629	540
(Gain) loss on the disosal of assets, net	(10)	(8)	6	(8)
Impairment charges and restructuring costs	207	—	—	207

Operating Income (Loss)	$38,190	54,771	(8,595)	(7,986)

	Fiscal Year Ended December 31, 2010
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$38,996	55,461	(8,287)	(8,178)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	5,810	2,646	2,248	916
Loss on the disosal of assets, net	210	202	8	—
Impairment charges and restructuring costs	3,024	—	43	2,981

Operating Income (Loss)	$29,952	52,613	(10,586)	(12,075)

	Fiscal Year Ended December 31,
	2011	2010

Operating Income	$38,190	29,952
Other (expense) income:
Interest expense, net	(8,182)	(13,797)
Changes in fair value of derivative instrument	—	5,863

Income before income taxes	30,008	22,018
Income tax expense	6,306	6,976

Net income	$23,702	15,042

Unaudited Segment Data

We have two reportable segments: radio and television. The following summary table presents separate financial data for each of our operating segments:

	Quarter Ended		Fiscal Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(In thousands)		(In thousands)
Net revenue:
Radio	$33,522	30,162	123,155	119,533
Television	4,648	4,724	17,829	16,589

Consolidated	$38,170	34,886	140,984	136,122

Engineering and programming expenses:
Radio	$5,478	5,522	22,488	22,791
Television	3,495	4,605	14,993	17,170

Consolidated	$8,973	10,127	37,481	39,961

Selling, general and administrative expenses:
Radio	$13,373	10,698	43,637	41,281
Television	2,362	2,166	8,796	7,706

Consolidated	$15,735	12,864	52,433	48,987

Corporate expenses:	$1,657	2,372	7,247	8,178

Depreciation and amortization:
Radio	$557	638	2,267	2,646
Television	740	553	2,629	2,248
Corporate	129	225	540	916

Consolidated	$1,426	1,416	5,436	5,810

Loss (gain) on the disposal of assets, net:
Radio	$1	179	(8)	202
Television	6	—	6	8
Corporate	—	—	(8)	—

Consolidated	$7	179	(10)	210

Impairment charges and restructuring costs:
Radio	$—	—	—	—
Television	—	—	—	43
Corporate	—	927	207	2,981

Consolidated	$—	927	207	3,024

Operating income (loss):
Radio	$14,113	13,125	54,771	52,613
Television	(1,955)	(2,600)	(8,595)	(10,586)
Corporate	(1,786)	(3,524)	(7,986)	(12,075)

Consolidated	$10,372	7,001	38,190	29,952

Selected Unaudited Balance Sheet Information and Other Data:

		Refinancing
(Amounts in thousands)	As of December 31, 2011	Proforma Adjustments		Proforma December 31, 2011
Cash and cash equivalents	$71,266	(51,915	)(a)	19,351

Total assets	$501,512	(36,778	)(b)	464,734

12.5% Senior Secured Notes due 2017	$—	266,750	(c)	266,750
Senior secured credit facility term loan due 2012	$303,063	(303,063	)(d)	—
Other debt	14,310	—		14,310

Total debt	$317,373	(36,313)		281,060

Series B preferred stock	$92,349	—		92,349
Accrued dividends payable	21,923	—		21,923

Total	$114,272	—		114,272

Total stockholders’ deficit	$(34,616)	(465	)(e)	(35,081)

Total capitalization	$397,029	(36,778)		360,251

	For the Fiscal Year Ended December 31,
(Amounts in thousands)	2011	2010
Capital expenditures (excludes station acquisition)	$2,735	1,537

Cash paid for income taxes, net	$8	20

(a)	Estimated cash used in the refinancing subsequent to year end

(b)	Estimated cash used in the refinancing subsequent to year end, offset by net capitalized deferred financing cost.

(c)	Amount raised in the refinancing, net of a 3% discount.

(d)	Amount used to repay the credit facility.

(e)	Estimated proforma change in stockholders’ deficit related to the write-off of the senior secured credit facility’s deferred financing cost.